EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of December 3, 2013, by and among Banc of California, Inc., a Maryland corporation (the “Company”), and the investors named on Exhibit A hereto (collectively, the “Investor”).

WITNESSETH

WHEREAS, the Company is offering for sale shares of its voting common stock, par value $0.01 per share (the “Common Stock”), to the Investor, subject to the terms and conditions set forth herein; and

WHEREAS, the Investor desires to purchase from the Company the aggregate number of shares of Common Stock set forth on Schedule I attached hereto (the “Investor Shares”) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.  As used herein, the following terms have the meanings indicated:

“Person” shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Governmental Entity” shall mean any governmental or regulatory authorities, agencies, courts, commissions, stock exchange or market, or other entities.

2. Purchase of Common Stock.  Subject and pursuant to the terms and conditions set forth in this Agreement, the Company agrees that it will issue and sell to the Investor and the Investor agrees that it will purchase from the Company the Investor Shares.  The aggregate purchase price for the Investor Shares (the “Aggregate Purchase Price”) and the purchase price per Investor Share is set forth on Schedule I hereto.  The closing of the purchase and sale of the Investor Shares (the “Closing”) will occur on December 10, 2013, subject to the satisfaction or waiver (to the extent permitted by applicable law) of the conditions specified in Section 5 (other than those conditions that by their nature can only be satisfied at the Closing but subject to their satisfaction as of the Closing), or such other date or time as the parties may agree upon in writing.

3. Deliveries at Closing.

(a) Deliveries by the Investor.  At the Closing, the Investor shall deliver to the Company the Aggregate Purchase Price by wire transfer of immediately available funds to an account designated by the Company, which funds will be delivered to the Company in consideration of the Investor Shares issued to the Investor at the Closing.

(b) Deliveries by the Company.  At the Closing, the Company shall deliver to the Investor physical certificates or book-entry credits evidencing the Investor Shares.

4. Representations and Warranties.

(a) Investor Representations and Warranties.  The Investor represents, warrants and agrees as follows:

(1) Investor acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision, and that in connection with its investment decision, Investor has not relied on any representation or information not set forth in this Agreement.  The Investor acknowledges that it has had an opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its subsidiaries, both direct and indirect, including an opportunity to ask such questions of management (for which it has received such answers) and to review such information maintained by the Company, in each case as the Investor considers sufficient for the purpose of purchasing the Investor Shares.  The Investor further acknowledges that it has had such an opportunity to consult with its own counsel, financial and tax advisers and other professional advisers as it believes is sufficient for the purpose of purchasing the Investor Shares.

(2) The execution and delivery of this Agreement by Investor and the performance of this Agreement and the consummation by Investor of the transactions contemplated hereby have been duly authorized by all necessary (corporate, partnership or limited liability in the case of a corporation, partnership or limited liability company) action of Investor, and this Agreement, when duly executed and delivered by the parties hereto, will constitute a valid and legally binding instrument, enforceable in accordance with its terms against Investor, except as enforcement hereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization or similar laws or court decisions affecting enforcement of creditors’ rights generally and except as enforcement hereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(3) The Investor acknowledges that the Investor Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws, and is aware that the sale of the Investor Shares to it is being made in reliance on a private placement exemption from registration under the Securities Act.  The Investor (i) is acquiring the Investor Shares for its own account pursuant to an exemption from registration under the Securities Act for investment only and with no present intention of distributing any of the Investor Shares to any person or any arrangement or understanding with any other persons regarding the distribution of such Investor Shares (the foregoing representation and warranty does not limit the Investor’s right to sell such Investor Shares pursuant to an effective registration statement or otherwise in compliance with the Securities Act and any other applicable securities laws), (ii) will not sell or otherwise dispose of any of the Investor Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Investor Shares, (iv) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment and (v) is an “accredited inves-

tor” (as that term is defined by Rule 501 promulgated under the Securities Act).  The Investor understands that the Company will rely upon the accuracy of the foregoing representations, acknowledgements and agreements and agrees that if any of the representations and acknowledgements made by it is no longer accurate, it shall promptly notify the Company.

(4) As of the date of this Agreement and as of the date of the Closing  (before giving effect to the sale of the Investor Shares contemplated hereby), the Investor is and will be the beneficial owner of only the number of shares of Common Stock, securities convertible into or exchangeable for Common Stock or any other equity or equity-linked security of the Company, if any, set forth on Schedule I hereto.  The Investor is acting independently with respect to the purchase of the Investor Shares contemplated hereby, this Agreement and the other transactions contemplated thereby, and the Investor is not acting as part of a group or in concert with any other person or entity.  The Investor is not party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of Common Stock or other securities of the Company or any option, warrant or other right to acquire any of the foregoing.

(5) The Investor has available funds to complete the purchase of the Investor Shares on the terms and conditions contemplated by this Agreement.

(6) There is no broker, finder or other party that is entitled to receive from the Investor any brokerage or finder’s fee or other fee or commission as a result of sale of the Investor Shares contemplated by this Agreement.

(b) Company Representations and Warranties.  Except as may be publicly disclosed by the Company in the reports filed by it with or furnished to the Securities and Exchange Commission (the “SEC”) prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” as well as any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that, in each case, are similarly nonspecific and are predictive or forward-looking in nature), the Company hereby represents, warrants and agrees as follows:

(1) The Company has been duly incorporated and is validly existing and is authorized to transact business as a corporation under the laws of the State of Maryland, with corporate power and authority to own its properties and conduct its business, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such jurisdictions wherein the failure to be so qualified and in good standing would not individually or in the aggregate have a material adverse effect on the business, prospects, assets, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(2) Each subsidiary of the Company has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of incorporation, with power and authority to own its properties and conduct its business, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such jurisdictions wherein the failure to be so qualified and in good standing would not individually or in the aggregate have a Material Adverse Effect.

(3) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement, when duly executed and delivered by the parties hereto, will constitute a valid and legally binding instrument of the Company enforceable in accordance with its terms, except as enforcement hereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization or similar laws or court decisions affecting enforcement of creditors’ rights generally and except as enforcement hereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(4) The Investor Shares have been duly authorized by the Company, and when issued and delivered by the Company against payment therefor as contemplated by this Agreement, the Investor Shares will be validly issued, fully paid and nonassessable; and there are no preemptive rights relating to or triggered by the issuance of the Investor Shares.

(5) The execution and delivery of this Agreement do not, and the compliance by the Company with the terms hereof will not, (i) violate the articles of incorporation of the Company or the bylaws of the Company, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their properties or assets are subject, or (iii) result in a violation of, or failure to be in compliance with, any applicable statute or any order, judgment, decree, agreement with, supervisory resolutions adopted at the request of, rule or regulation of any Governmental Entity or self-regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the case of clauses (ii) and (iii) above, where such breach, violation, default or failure to be in compliance would not individually or in the aggregate have a Material Adverse Effect or adversely affect the ability of the Company to issue and sell the Investor Shares.  No consent, approval, authorization, order, registration, filing or qualification of or with any such Governmental Entity or self-regulatory agency or body is required for the valid authorization, execution, delivery and performance by the Company of this Agreement or the issuance of the Investor Shares, except for such consents, approvals, authorizations, registrations, filings or qualifications as may be required under the Securities Act or state securities or “blue sky” laws or which have been or will be made in connection with the listing of the Investor Shares on the Nasdaq Global Market.

(6) The consolidated statements of financial condition of the Company and its subsidiaries as of December 31, 2012 and 2011 and related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for the three years ended December 31, 2012, 2011 and 2010, together with the notes thereto, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (as amended and as may be further amended from time to time), and the unaudited consolidated statements of financial condition of the Company and its subsidiaries as of September 30, 2013 and related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for the nine months ended September 30, 2013 included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013 (collectively, the “Company Financial Statements”) have been prepared in compliance with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles (except, with respect to the unaudited financial statements, for the footnotes and subject to customary year-end audit adjustments) applied on a consistent basis, are consistent in all material respects with the books and records of the Company and accurately present in all material respects the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries as of and for the periods covered thereby.

(7) There are no material liabilities of the Company or any subsidiary of the Company of any kind whatsoever other than liabilities included in the Company’s consolidated statements of financial condition as of September 30, 2013 (or the notes thereto) included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, undisclosed liabilities incurred in the ordinary course of business and other undisclosed liabilities which individually or in the aggregate are not material to the Company and any of its subsidiaries, taken as a whole.

(8) Since September 30, 2013, there has not been any Material Adverse Effect.

(9) There are no legal, governmental or regulatory proceedings pending to which the Company or any of its subsidiaries is a party or of which any material property of the Company or any of its subsidiaries is the subject which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened or contemplated by any Governmental Entity or self-regulatory authority or other body having jurisdiction over the Company or any of its subsidiaries or threatened by others.

(10) The Company and each of its subsidiaries have good and marketable title to all the real property and owns all other properties and assets, reflected as owned in the Company Financial Statements, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in the Company Financial Statements or which, individually or in the aggregate, are not material to the Company and its subsidiaries taken as a whole.  The Company and each of its subsidiaries hold their respective leased real and personal properties under valid and binding leases, except where the failure to do so would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

(11) The Company has filed all federal and state income and franchise tax returns required to be filed by it and has paid all taxes shown as due thereon or has filed all necessary extensions except where the failure to do so would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect. There is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its assets that would reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

(12) The authorized capital stock of the Company consists of (i) 450,000,000 shares of common stock, par value $0.01 per share, of which, as of September 30, 2013 (the “Company Capitalization Date”), 18,693,092 shares of common stock were issued, 17,439,562 shares of common stock were outstanding, 1,253,530 shares of common stock were held in treasury and 579,490 shares of non-voting common stock were issued and outstanding and (ii) 50,000,000 shares of preferred stock, par value $0.01 per share, of which 82,250 shares were issued and outstanding as of the Company Capitalization Date.  As of the Company Capitalization Date, there were 605,235 shares of Common Stock reserved for issuance upon exercise of warrants, upon exercise of options granted as employment inducement awards or as founders options and under the Company’s equity compensation plans.

(13) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on their respective businesses as presently conducted and the Company and its subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries have infringed or are infringing on the intellectual property of a third party, and neither the Company nor any of its subsidiaries have received notice of a claim by a third party to the contrary, except where such infringement would not individually or in the aggregate result in a Material Adverse Effect.

(14) The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable laws, agreements with, supervisory resolutions adopted at the request of, rules and regulations of Governmental Entities and regulatory bodies, except where the failure to be in compliance would not individually or in the aggregate have a Material Adverse Effect.

(15) The Company is not required, and upon the issuance and sale of the Investor Shares will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(16) The shares of Common Stock outstanding prior to the issuance of the Investor Shares have been duly authorized, are validly issued, fully paid and non-assessable, have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights.

(17) Neither the Company nor its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law.

(18) There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of sale of the Investor Shares contemplated by this Agreement.

(19) No agreement executed by the Company and any other investor between the date hereof and the date of the Closing in respect of the purchase of shares of Common Stock from the Company contains rights with respect to the governance of or the provision of information relating to the Company that accrue within two years of the closing of such agreement and that are more favorable in any material respect to such investor than the corresponding rights, if any, established in favor of the Investor by this Agreement.  No agreement executed by the Company and any other investor between the date hereof and the date of the Closing in respect of the purchase of shares of Common Stock from the Company that provides for an aggregate investment by such investor in the Company equal to or less than the Aggregate Purchase Price contains rights with respect to the governance of or the provision of information relating to the Company that are more favorable in any material respect to such investor than the corresponding rights, if any, established in favor of the Investor by this Agreement.

5. Conditions.

(a) The obligation of the Investor to consummate the Closing shall be subject to the condition that all representations and warranties and other statements of the Company shall be true and correct as of the date of this Agreement and the date of the Closing (except those representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date); the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed; and the condition that since the date hereof no Material Adverse Effect shall have occurred and be continuing.

(b) The obligation of the Company to consummate the Closing shall be subject to the condition that all representations and warranties and other statements of the Investor shall be true and correct as of the date of this Agreement and the date of the Closing (except those representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date); and the condition that the Investor shall have performed all of its obligations hereunder theretofore to be performed.

(c) The obligation of each of the Investor and the Company to consummate the Closing shall be subject to the following additional conditions:

(1) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the transactions contemplated hereby or prohibit the Investor from owning or voting any of the Investor Shares; and

(2) the purchase by the Investor of the Investor Shares shall not (i) require the Investor or any of its affiliates to file a prior notice under the Change in Bank Control Act, or otherwise seek prior approval or non-objection of any state or federal banking regulator; (ii) require the Investor or any of its affiliates to become a bank holding company; or (iii) cause the Investor, together with any other person whose securities of the Company would be aggregated with the Investor’s securities of the Company for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Investor and such other persons) would represent more than 9.9% of any class of voting securities of the

Company outstanding on the date of the Closing (after giving effect to the purchase of the Investor Shares contemplated hereby).

6. Covenants.

(a) Efforts.  Subject to the terms and conditions of this Agreement, each of the parties will use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable and shall use reasonable best efforts to cooperate with the other party to that end.

(b) Confidentiality.  The Investor will hold, and will cause its affiliates and their respective directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirement of law or the applicable requirements of any Governmental Entity or relevant stock exchange, all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the Company or any of its subsidiaries, in each case furnished to it by the Company or its representatives pursuant to this Agreement (except to the extent that such Information can be shown to have been (a) previously known by the Investor on a non-confidential basis, (b) in the public domain through no fault of the Investor or (c) later lawfully acquired from other sources by the Investor), and the Investor shall not release or disclose such Information to any other person, except to its auditors, attorneys, financial advisors and other consultants and advisors.

(c) Registration Rights.  The Company shall provide for the registration of the Investor Shares in accordance with the terms set forth on Schedule II hereto.

(d) Legend.  The Investor agrees that all certificates (or book-entry recordation) or other instruments representing the Investor Shares will bear a legend (or restrictive code) substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

The Investor acknowledges that the Investor Shares have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.  Upon the request of the Investor and the receipt by the Company of an opinion of counsel to the Investor reasonably satisfactory to the Company to the effect that the restriction referenced in the foregoing legend (or restrictive code) is no longer required in order to ensure compliance with the Securities Act or applicable state laws, as the case may be, the Company shall promptly cause the legend to be removed from any certificate (or restrictive code).

(e) NASDAQ Listing.  The Company shall use its reasonable best efforts to cause the Investor Shares to be approved for listing on the NASDAQ Global Market, subject to official notice of issuance, as promptly as practicable.

(f) Withholding.  The Company shall be entitled to deduct and withhold from amounts payable to the Investor in respect of the Investor Shares such amounts as it is required to deduct and withhold under applicable law.  To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes as having been paid to the Investor in respect of which such deduction and withholding was made by the Company.  Prior to the Investor receiving any Investor Shares, the Investor shall deliver to the Company a duly executed Internal Revenue Service (“IRS”) Form W-9 or the appropriate IRS Form W-8, as applicable, and such other IRS forms as may reasonably requested by the Company from time to time.  The Investor shall update all such IRS forms, as appropriate, from time to time.

(g) Indemnification.

(1) Subject to the other provisions of this Section 6(g), from and after the Closing, the Company and the Investor (each an “Indemnifying Party” and, together, the “Indemnifying Parties” ) shall indemnify, defend and hold harmless the Company or the Investor, as applicable, and each of such party’s directors, officers and employees (collectively, the “Indemnitees”) from and against, and reimburse any Indemnitee for claims, costs, expenses, losses, damages, liabilities, awards, judgments, costs and expenses (including reasonable attorneys’ and consultant fees and expenses) (“Damages”) that such Indemnitee may suffer or incur, or become subject to, relating to, resulting from or arising out of the following (without duplication):  (i) with respect to the Company, the breach of any representations or warranties made by the Company in Section 4(b) as of the date hereof or as of the date of the Closing (or with respect to representations and warranties that are made as of a specific date, as of such date); (ii) with respect to the Investor, the breach of any representations or warranties made by the Investor in Section 4(a) as of the date hereof or as of the date of the Closing (or with respect to representations and warranties that are made as of a specific date, as of such date); and (iii) the breach or failure by the Indemnifying Party to perform, or cause to be performed, any of its covenants or obligations contained in this Agreement.

(2) Notwithstanding any other provision to the contrary, other than Damages arising from fraud or willful misconduct:  (i) the Company shall not be liable for any Damages under Section 6(g)(1)(i) relating to, resulting from or arising out of a breach of a representation or warranty made by the Company unless and until the aggregate amount of all Damages which may be recovered pursuant to Section 6(g)(1)(i) exceeds $1,000,000 (the “Indemnity Threshold”), provided that the Company shall only be liable for the amount of Damages in excess of the Indemnity Threshold, if any; and (ii) the aggregate amount of Damages under Section 6(g)(1)(i) relating to, resulting from or arising out of a breach of a representation or warranty made by the Company for which the Company shall be liable hereunder shall not exceed $10,000,000.

(3) An Indemnitee that may be entitled to be indemnified under this Section 6(g) shall promptly notify the Indemnifying Party in writing of any event, occurrence, matter or pending or threatened suit, claim or demand (each, an “Action”) that the Indemnitee has determined has given or would reasonably be expected to give rise to a right of indemnification under this Agreement (including a pending or threatened Action asserted by a third party against any Indemnitee, such Action being a “Third-Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such Action; provided that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 6(g) except to the extent the Indemnifying Party is prejudiced by such failure.  The Indemnifying Party shall be entitled to defend all Third-Party Claims upon notice to the Indemnitee(s). In the event that the Indemnifying Party elects to conduct the defense of any Third-Party Claim, the Indemnifying Party shall keep the Indemnitee(s) informed of all material developments relating to any such Third-Party Claim, and the Indemnitee will cooperate with the Indemnifying Party as may be reasonably requested by the Indemnifying Party.  An Indemnitee may not consent to entry of any judgment or enter into any settlement in respect of a Third-Party Claim without the Indemnifying Party’s written consent to such judgment or settlement.

(4) With respect to each indemnification obligation contained in this Section 6(g), all Damages shall be net of any third-party insurance proceeds that have been actually recovered by the Indemnitee(s) in connection with the facts giving rise to the right of indemnification. If an Indemnitee receives third-party insurance proceeds in respect of Damages that have been indemnified by the Indemnifying Party hereunder, the Indemnitee shall promptly remit such amount to the Indemnifying Party.

(5) Notwithstanding any other provision of this Agreement to the contrary, other than any Damages arising from fraud or willful misconduct, in no event shall the Indemnifying Party have any liability to any Indemnitee for any indirect, special, incidental, consequential, punitive, exemplary, treble or other special damages.

(6) Except for claims based on fraud or willful misconduct, the remedies provided for in this Section 6(g) shall be the sole and exclusive remedy for breaches by the Company or the Investor, as applicable, of this Agreement.

(h)           Adjustment of Terms.                                             In the event the Company enters into an agreement with any other investor between the date of the Closing and the second anniversary thereof in respect of the purchase of shares of Common Stock from the Company that provides for an aggregate investment by such investor in the Company equal to or less than the Aggregate Purchase Price, such agreement shall not contain rights with respect to the governance of or the provision of information relating to the Company that are more favorable in any material respect to such investor than the corresponding rights, if any, established in favor of the Investor by this Agreement unless this Agreement shall be amended in order to provide such more favorable rights to Investor.

7. Termination.

(a) Termination.  This Agreement may be terminated (i) by mutual agreement of the parties hereto; (ii) by the Investor if there has been a breach of any representation, warranty, covenant or agreement made by the Company pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 5(b) and such breach is not or cannot be cured within 30 days of notice thereof, provided that the Investor is not then in material breach of any representation, warranty, covenant or agreement of this Agreement; or (iii) by the Company if there has been a breach of any representation, warranty, covenant or agreement made by the Investor pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 5(a) and such breach is not or cannot be cured within 30 days of notice thereof, provided that the Company is not then in material breach of any representation, warranty, covenant or agreement of this Agreement.

(b) Effects of Termination.  In the event of any termination of this Agreement as provided in Section 7(a), this Agreement (other than Section 6(b), this Section 7(b) and Section 8, which shall remain in full force and effect) shall become void and of no further force and effect; provided that nothing herein shall relieve any party from liability for willful and material breach of this Agreement.

8. Miscellaneous.

(a) Survival.  None of the representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing, except for (i) the representations and warranties in Section 4, which shall survive the Closing in full force and effect until the date that is one (1) year after the date of the Closing, at which time they shall terminate, and (ii) those covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Closing.

(b) Fees and Expenses.  In the event the Closing is consummated or this Agreement is terminated pursuant to Section 7(a)(i) or (ii), the Company will reimburse the Investor for its actual, reasonable and documented out-of-pocket expenses incurred in connection with this Agreement (including the reasonable fees and expenses of counsel), subject to a maximum reimbursement of $50,000.  Except as expressly provided in the immediately preceding sentence, each of the parties hereto shall be responsible for their own fees and expenses incurred in connection with the transactions contemplated hereby.

(c) Binding Agreement; Assignment.  This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  The Investor may not assign any of these rights or obligations hereunder to any other person or entity without the prior written consent of the Company.

(d) Entire Agreement.  This Agreement, including the exhibits and schedules hereto, constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and may be amended only by written execution by each of the parties hereto.  Upon execution by the Company and the Investor, this Agreement shall be binding on such parties.

(e) Governing Law.  THIS AGREEMENT SHALL BE ENFORCED, GOVERNED AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINCIPLES.

(f) Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Company shall be directed to it at its principal executive offices located at 18500 Von Karman Avenue, Suite 1100, Irvine, California 92612, attention of Chief Executive Officer, with a copy, which shall not constitute notice, to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019-6150, attention of  Matthew M. Guest, Esq.  Notices to the Investor shall be directed to the addresses as set forth on Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing.

(g) Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one in the same agreement.

(h) Headings.  Section headings herein are for convenience only and shall not affect the construction hereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BANC OF CALIFORNIA, INC.
By: /s/ Steven A. Sugarman Name: Steven A. Sugarman Title: Chief Executive Officer
INVESTOR: PATRIOT FINANCIAL PARTNERS, L.P.
By: /s/ W. Kirk Wycoff Name: W. Kirk Wycoff Title: Managing Partner
PATRIOT FINANCIAL PARTNERS PARALLEL, L.P.
By: /s/ W. Kirk Wycoff Name: W. Kirk Wycoff Title: Managing Partner

[Signature Page to Securities Purchase Agreement]

Exhibit A Investors

Patriot Financial Partners, L.P.
Cira Centre
2929 Arch Street
27th Floor
Philadelphia, Pennsylvania 19104-2868

Patriot Financial Partners Parallel, L.P.
Cira Centre
2929 Arch Street
27th Floor
Philadelphia, Pennsylvania 19104-2868

SCHEDULE I

Name of Investor	Aggregate Purchase Price	Investor Shares
Patriot Financial Partners, L.P.	$17,054,128.00	1,287,104
Patriot Financial Partners Parallel, L.P.	$2,946,084.50	222,346
Total	$20,000,212.50	1,509,450

Purchase price per Investor Share:  $13.25

Shares of Common Stock beneficially owned as of
the date of the Agreement and the date of the Closing :   0

SCHEDULE II

Registration Rights

Defined terms used but not defined in this Schedule II shall have the meaning ascribed to such terms in the securities purchase agreement (including all schedules and exhibits thereto, the “Agreement”) to which this Schedule II is attached.

(a) The Company has filed with the SEC a Shelf Registration Statement (File No. 333-192518) relating to the offer and sale from time to time of all of the Registrable Securities by Investor, and the direct and indirect transferees of Investor (Investor, and such direct and indirect transferees, collectively, the “Holders”), and shall, if such Shelf Registration Statement is not automatically effective, use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as possible after filing but in no event later than 180 days following the date of the Closing (the “Registration Deadline”).  Notwithstanding anything to the contrary in this paragraph (a), the Company shall not be required to register any Registrable Securities pursuant to this paragraph (a) during any period (not to exceed 180 days) following the closing of the completion of a distribution of securities offered by the Company that would cause the Company to breach a lock-up provision contained in the underwriting agreement for such distribution, and in such event the “Registration Deadline” shall be deemed automatically extended for such period.

(b) The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Shelf Prospectus forming a part thereof to be usable by Investor (including by filing post-effective amendments to such Shelf Registration Statement (or a new Shelf Registration Statement if the initial Shelf Registration Statement expires)) until the earlier of (i) the date as of which all of Investor’s Registrable Securities have been sold (A) pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to any applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and/or (B) to the public in compliance with Rule 144 under the Securities Act and (ii) the first anniversary of the Closing (such period of effectiveness, the “Shelf Period”).   The Company shall use its reasonable best efforts to meet (and continue to meet) the registrant eligibility requirements of Form S-3 during the Shelf Period.

(c) The Company shall not be required to effect a registration pursuant to this Schedule II with respect to securities that are not Registrable Securities and shall be entitled to postpone the filing or initial effectiveness of, or suspend the use of, a Shelf Registration Statement if the Company notifies Investor in writing that in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of the Company such registration, offering or use would be materially detrimental to the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would be materially detrimental to the Company.  No such postponement or suspension shall exceed 30 consecutive days, no subsequent such postponement or suspension shall commence fewer than 15 days following the expiration of any preceding period, and the aggregate of all such postponements or suspensions shall not exceed 90 days in any 360-day period.  Notwithstanding any other provi-

sion of this Schedule II, but subject to the obligations of the Company in paragraphs (a) and (b) above, the Registration Deadline shall be extended if, for reasons beyond the reasonable control of the Company, any of the following (an “Interruption Event”) shall occur:  (i) the SEC refuses to declare the applicable Registration Statement effective; or (ii) if after it has become effective, such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC such that the Registration Statement shall not be effective.  If an Interruption Event occurs, the Registration Deadline shall automatically be extended until 30 days after all Interruption Events shall have ceased.

(d) The Company shall use its reasonable best efforts so long as a Holder owns any Registrable Securities to file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations adopted by the SEC thereunder, and it will take such further action as Investor may reasonably request, all to the extent required from time to time to enable Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the written request of Investor, the Company will deliver to Investor a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

(e) Investor shall, promptly upon the Company’s request, (i) furnish to the Company such information regarding Investor, the Registrable Securities held by Investor, the manner of holding any interests therein, and distribution of such Registrable Securities, as the Company may from time to time reasonably request in writing, and (ii) provide such consents as the Company may reasonably require with respect to disclosure of the content of the disclosures and any identification of Investor or its Registrable Securities or the circumstances in which they are held.  Investor shall, upon receipt of any notice from the Company if (i) the SEC requests any amendment or supplement to, or any additional information in respect of, any Registration Statement or related prospectus, (ii) the SEC issues any stop order suspending the effectiveness of a Registration Statement or initiates any proceedings for that purpose, (iii) the Company receives any notice that the qualification of any Registrable Securities for sale in any jurisdiction has been suspended or that any proceeding has been initiated for the purpose of suspending such qualification, or (iv) upon the discovery, or upon the occurrence of any event, which requires that any changes be made in such Registration Statement or any related prospectus so that such Registration Statement or prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that in the case of this subclause (iv), such notice need only state that an event of such nature has occurred, without describing such event), suspend the disposition of any Registrable Securities covered by such Registration Statement or related prospectus until Investor’s receipt of the copies of a supplemented or amended prospectus or until Investor is advised in writing by the Company that the use of the applicable prospectus may be resumed, and, if so directed by the Company, Investor will deliver to the Company all copies, other than permanent file copies, then in Investor’s possession of any prospectus covering such Registrable Securities.

(f) All Registration Expenses incurred in connection with any registration, qualification or compliance under this Schedule II shall be borne by the Company.  All Selling Expenses incurred in connection with any registrations of its Registrable Securities hereunder, shall be borne by Investor.  Investor shall not use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(g) (i) Notwithstanding anything to the contrary in the Agreement, in connection with any registration under this Schedule II, the Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, Investor (and its officers, directors, agents, partners and employees and each person who controls Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act))  (each, an “Registration Indemnified Party”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions or proceedings (whether commenced or threatened), reasonable out-of-pocket costs (including, without limitation, reasonable attorneys’ fees) and reasonable out-of-pocket expenses (including reasonable expenses of investigation) (collectively, “Registration Losses”), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or prospectus (including the Shelf Prospectus), or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that the same arise out of or are based upon information furnished in writing to the Company by or on behalf such Registration Indemnified Party or Investor expressly for use therein; provided, that the foregoing indemnity agreement contained in this paragraph (g) with respect to such Registration Statement or any prospectus contained therein or furnished by the Company, or any amendment or supplement thereto, shall not inure to the benefit of any Registration Indemnified Party from whom the person asserting any such losses, claims, damages or liabilities purchased Registrable Securities, where (A) prior to the written confirmation of the sale of Registrable Securities to such person (the “Applicable Time”), the Company shall have notified such Registration Indemnified Party in writing that such Registration Statement or prospectus contains an untrue statement of a material fact or omits to state therein a material fact necessary in order to make the statements therein not misleading, (B) such untrue statement or omission of a material fact was corrected in a further amendment or supplement to such Registration Statement or prospectus and such Registration Statement or prospectus was provided to such Registration Indemnified Party prior to the Applicable Time, (C) such corrected Registration Statement or prospectus (excluding any document incorporated by reference therein) was not conveyed by the Registration Indemnified Party to such person at or prior to the Applicable Time and (D) such loss, claim, damage or liability would not have occurred had such corrected Registration Statement or prospectus (excluding any document incorporated by reference therein) been conveyed to such person as provided for in clause (C) above.

(ii) Investor agrees to, and the Company may require, as a condition to including any Registrable Securities of Investor in any Registration Statement filed pursuant to this Schedule II or to entering into any underwriting agreement with respect thereto, that the Company shall have received an undertaking reasonably satisfactory to it from Investor and each underwriter named in any such underwriting agreement (each a “Company Indemnifying Party”), severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed any Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and all other Holders of Registrable Securities (each, a “Company Indemnitee”), against any and all Registration Losses, inso-

far as such Registration Losses arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, or any prospectus contained therein or furnished by the Company to any Company Indemnifying Party, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representative by or on behalf the Company Indemnifying Party expressly for use therein.

(iii) Promptly after receipt by a Registration Indemnified Party or Company Indemnitee (each, an “Indemnified Party”) of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section, such Indemnified Party will, if a claim in respect thereof is to be made against, respectively, the Company, on the one hand, or Investor, on the other hand (such person, the “Indemnifying Party”), give written notice to the Indemnifying Party of the commencement of such action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its or their obligations under this Section, except to the extent that the Indemnifying Party is actually materially prejudiced by such failure to give notice, and in no event shall such failure relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party.  If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable cost of investigation; provided, further, that if, in the Indemnified Party’s reasonable judgment, a conflict of interest between the Indemnified Party and the Indemnifying Party exists in respect of such claim, then such Indemnified Party shall have the right to participate in the defense of such claim and to employ one firm of attorneys at the Indemnifying Party’s expense to represent such Indemnified Party.  No Indemnified Party will consent to entry of any judgment or enter into any settlement without the Indemnifying Party’s written consent to such judgment or settlement, which shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

(iv) If the indemnification provided for in this Schedule II is unavailable to an Indemnified Party with respect to any Registration Losses or is insufficient to hold such Indemnified Party harmless as contemplated therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Registration Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such Registration Losses, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Schedule II were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Schedule II.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(h) The agreements set forth in this Schedule II shall survive any post-Closing termination of the Agreement until the Investor no longer owns any Registrable Securities.  The indemnification obligations under paragraph (g) above shall survive any post-Closing termination of the Agreement.

As used herein, the following terms have the following meanings:

“Registrable Securities” means all of the Investor Shares issued by the Company pursuant to the Agreement and any securities which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification.  As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale by a Holder thereof shall be or have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such securities shall have been transferred in compliance with Rule 144 under the Securities Act or are freely saleable, without limitation, any volume or manner of sale restrictions or compliance by the Company with any current public information requirements pursuant to Rule 144 under the Securities Act or (iii) such securities shall have ceased to be outstanding.

“Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Schedule II (whether or not any registration or prospectus becomes effective or final) including all registration, filing and listing fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of the Company’s independent accountants (including a commercially reasonable comfort letter to the extent the Registrable Securities are sold in an underwritten public offering), but shall not include Selling Expenses.

“Registration Statement” means any registration statement of the Company under the Securities Act that permits the public offering of any of the Registrable Securities and the Shelf Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.  No Registrable Securities may be registered under more than one Registration Statement at any one time.

“Selling Expenses” means all discounts, selling commissions, stock transfer taxes and fees and disbursements of counsel for the Investor and/or any underwriter applicable to the sale of Registrable Securities.

“Shelf Prospectus” means the prospectus included in any Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Shelf Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all materials incorporated by reference in such prospectus.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (a) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (b) if the Company is not permitted to file a Registration Statement on Form S-3, Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering Registrable Securities.  To the extent that the Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), a “Shelf Registration Statement” shall be deemed to refer to an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) on Form S-3.